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                                                                      EXHIBIT 16

                               Hogan & Slovacek
                          A Professional Corporation
                         Certified Public Accountants
                            Oklahoma City - Tulsa

                        301 Northwest 63rd, Suite 290
                           Oklahoma City, OK 73116
                      405-848-2020 - Fax (405) 848-7359


                                March 6, 1997

Dransfield China Paper Corporation
c/o Mr. Thomas J. Kenan
Fuller, Tubb & Pomeroy
201 Robert S. Kerr Avenue, Suite 800
Oklahoma City, Oklahoma 73102-4292

Gentlemen:

We agree with the filing of the 6K dated March 6, 1997 for Dransfield China Paper Corporation.

                                Very truly yours,

                                /s/ Hogan & Slovacek